NEWS RELEASE

TriQuint Announces Third Quarter 2012 Results

HILLSBORO, OREGON (USA) - October 24, 2012 - TriQuint Semiconductor, Inc. (NASDAQ: TQNT), a leading RF solutions supplier and technology innovator, announces its financial results for the quarter ended September 29, 2012, including the following highlights:

•	Revenue for the quarter was $200.8 million

•	GAAP net loss for the quarter was $11.2 million, or $(0.07) per share

•	Non-GAAP net income for the quarter was $2.5 million, or $0.02 per share

•	Grew MMPA design wins - 2nd generation device delivers 15% more browsing time

•	Released the world's first dual-channel 40/100G driver for high speed optical networks

•	Won new DARPA contract to achieve 3x GaN Power Handling

•	Received Raytheon 3-Star supplier award

•	Captured design win in Small Cell base station application

Commenting on the results for the quarter ended September 29, 2012, Ralph Quinsey, President and Chief Executive Officer, stated “TriQuint's third quarter results improved sequentially with 13% revenue growth driven by increased demand from our major smartphone customers and order strength for infrastructure and defense products.  We are expecting ten to twelve percent revenue growth in the fourth quarter with continued strength in each of our major markets but with pressure on gross margins due to planned inventory reductions.”

Summary Financial Results for the Three and Nine Months Ended September 29, 2012:

Revenues for the third quarter of 2012 were $200.8 million, down 7% from the third quarter of 2011 and up 13% sequentially. Mobile Devices market revenue grew 13%, Networks grew 11% and Defense was up 16%, in each case sequentially. Revenue for the nine months ended September 29, 2012 was $595.6 million, down 11% from the nine months ended October 1, 2011.

GAAP

Gross margin for the third quarter of 2012 was 30.7%, up sequentially from 25.2%. Gross margin for the nine months ended September 29, 2012 was 28.4%, down from 38.1% for the same period in 2011 due to lower factory utilization.

Operating expenses for the third quarter of 2012 were $67.1 million, or 33% of revenue, down from $69.4 million in the previous quarter due to reduced litigation costs. Operating expenses for the nine months ended September 29, 2012 were $202.6 million compared to $201.3 million for the same period in 2011.

Net loss for the third quarter of 2012 was $11.2 million or $(0.07) per share, compared with a net loss of $13.1 million, or $(0.08) per share, in the previous quarter. Net loss for the nine months ended September 29, 2012 was $22.4 million or $(0.14) per share compared to a net income of $43.8 million or $0.25 per diluted share for the nine months ended October 1, 2011.

Cash and investments decreased by $17.8 million to $144.6 million in the quarter due primarily to higher sales volume later in the quarter resulting in a higher accounts receivable ending balance.

Non-GAAP

Gross margin for the third quarter was 32.5%, up sequentially from 27.9%. Improved product mix and utilization drove the change. Gross margin for the nine months ended September 29, 2012 was 30.4% down from 39.3% for the same period in 2011.

Operating expenses for the quarter were $62.1 million, or 31% of revenue, down from $64.3 million in the prior quarter. Operating expenses for the nine months ended September 29, 2012 were $187.8 million or 32% of revenue.

Net income for the third quarter of 2012 was $2.5 million, or $0.02 per diluted share, up sequentially from a net loss of $15.0 million or $(0.09) per share. Net loss for the nine months ended September 29, 2012 was $8.4 million or $(0.05) per share compared to a net income of $74.0 million or $0.43 per diluted share for the nine months ended October 1, 2011.

Please see the discussion of non-GAAP financial measures below and the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Outlook:

The Company believes fourth quarter 2012 revenues will be between $220 million and $225 million. Non-GAAP gross margin is expected to be about 30% with improvement in inventory turns impacting fourth quarter gross margin. Fourth quarter non-GAAP net income per share is expected to be between one cent and three cents per diluted share. The Company is 96% booked to the midpoint of revenue guidance.

Additional Information regarding September 29, 2012 Results:
GAAP and non-GAAP financial measures are presented in the tables below (in millions, except for percentage and per share information). Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended					Nine Months Ended
	Q3 2012	Q2 2012	Change vs. Q2 2012	Q3 2011	Change vs. Q3 2011	Q3 2012	Q3 2011	Change vs. Q3 2011
Revenue	$200.8	$178.0	13%	$216.0	(7)%	$595.6	$669.1	(11)%
Gross Profit	$61.6	$44.9	37%	$75.4	(18)%	$169.1	$254.9	(34)%
Gross Margin %	30.7%	25.2%	5.5%	34.9%	(4.2)%	28.4%	38.1%	(9.7)%
Op (Loss) Income	$(5.5)	$(24.4)	(77)%	$12.0	(146)%	$(33.5)	$53.6	(163)%
Net (Loss) Income	$(11.2)	$(13.1)	(15)%	$14.8	(176)%	$(22.4)	$43.8	(151)%
Diluted per share	$(0.07)	$(0.08)	$0.01	$0.09	$(0.16)	$(0.14)	$0.25	$(0.39)

NON-GAAP RESULTS A

	Three Months Ended					Nine Months Ended
	Q3 2012	Q2 2012	Change vs. Q2 2012	Q3 2011	Change vs. Q3 2011	Q3 2012	Q3 2011	Change vs. Q3 2011
Revenue	$200.8	$178.0	13%	$216.0	(7)%	$595.6	$669.1	(11)%
Gross Profit	$65.3	$49.7	31%	$78.3	(17)%	$180.8	$262.8	(31)%
Gross Margin %	32.5%	27.9%	4.6%	36.3%	(3.8)%	30.4%	39.3%	(8.9)%
Op (Loss) Income	$3.3	$(14.7)	(122)%	$19.6	(83)%	$(7.0)	$75.3	(109)%
Net (Loss) Income	$2.5	$(15.0)	(117)%	$19.0	(87)%	$(8.4)	$74.0	(111)%
Diluted per share	$0.02	$(0.09)	$0.11	$0.11	$(0.09)	$(0.05)	$0.43	$(0.48)
A	Excludes stock based compensation charges, non-cash tax expense, certain entries associated with acquisitions, restructuring and other specifically identified non-routine transactions.

Conference Call:
TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter and our future expectations for the company. To access the conference call, please dial (888) 813-6582 domestically, or (706) 643-7082 internationally, approximately ten minutes prior to the beginning of the call, using passcode 34727786. The call can also be heard via webcast accessed through the “Investors” section of TriQuint's web site at: http://invest.triquint.com. A replay of the conference call will be available until October 31, 2012.

Non-GAAP Financial Measures:
This press release provides financial measures for non-GAAP net income (loss), diluted earnings (loss) per share, gross profit, gross margin, operating expenses and operating income (loss) that exclude equity compensation expense, non-cash tax expense, certain entries associated with acquisitions, restructuring charges and other specifically identified non-routine items, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The charges associated with acquisitions reflect the amortization of intangible and tangible assets recorded in connection with acquisition accounting and charged to the income statement. The non-cash tax expense excludes certain deferred tax charges and benefits that do not result in a tax payment or tax refund. Management believes that these non-GAAP financial measures provide meaningful supplemental information that enhances management's and investors' ability to evaluate TriQuint's operating results.

These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share.

Forward-Looking Statements:
This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding TriQuint's anticipated fourth quarter revenues, non-GAAP gross margin and net income; our bookings to revenue; improvements in inventory turns; revenue growth; increased demand from our major smartphone customers; order strength for infrastructure and defense products; and continued strength in our major markets. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in TriQuint's reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, TriQuint undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.
A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the risk factors described in TriQuint's filings with the Securities and Exchange Commission to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint
Founded in 1985, TriQuint Semiconductor (NASDAQ: TQNT) is a leading RF solutions supplier and technology innovator for the world's top communications, defense and aerospace companies. People and organizations around the world need real-time, all-the-time connections; TriQuint products help reduce the cost and increase the performance of connected mobile devices and the networks that deliver critical voice, data and video communications. With the industry's broadest technology portfolio, recognized R&D leadership, and expertise in high-volume manufacturing, TriQuint creates standard and custom products using gallium arsenide (GaAs), gallium nitride (GaN), surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies. The company has ISO9001-certified manufacturing facilities in the U.S., production in Costa Rica, and design centers in North America and Germany. For more information, visit www.triquint.com.

TriQuint: Connecting the Digital World to the Global Network®

*Other names and brands may be claimed as the property of others

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: steve.buhaly@tqs.com	Media Contact: Brandi Frye Director, Marketing Comms TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: brandi.frye@tqs.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 29, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$114,398	$116,305
Investments in marketable securities	30,191	46,006
Accounts receivable, net	122,779	129,103
Inventories	154,133	151,577
Prepaid expenses	9,101	7,051
Deferred tax assets, net	9,534	11,857
Other current assets	49,120	35,756
Total current assets	489,256	497,655
Property, plant and equipment, net	444,699	469,943
Goodwill	3,376	3,376
Intangible assets, net	22,777	22,732
Deferred tax assets – noncurrent, net	59,655	48,957
Other noncurrent assets, net	33,938	12,605
Total assets	$1,053,701	$1,055,268

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$58,316	$67,812
Accrued payroll	31,191	28,519
Other accrued liabilities	12,811	9,901
Total current liabilities	102,318	106,232
Long-term liabilities:
Long-term income tax liability	3,238	735
Cross-licensing liability	13,070	—
Other long-term liabilities	12,429	11,013
Total liabilities	131,055	117,980
Stockholders' equity:
Common stock	164	166
Additional paid-in capital	686,185	678,412
Accumulated other comprehensive income	140	140
Retained earnings	236,157	258,570
Total stockholders' equity	922,646	937,288
Total liabilities and stockholders' equity	$1,053,701	$1,055,268

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 29, 2012	June 30, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Revenues	$200,821	$178,002	$215,988	$595,553	$669,096
Cost of goods sold	139,208	133,064	140,632	426,413	414,204
Gross profit	61,613	44,938	75,356	169,140	254,892

Operating expenses:
Research, development and engineering	40,871	38,084	36,479	116,029	110,910
Selling, general and administrative	26,264	27,588	22,799	79,074	73,415
Litigation expense	—	3,682	4,058	7,546	16,968
Total operating expenses	67,135	69,354	63,336	202,649	201,293

Operating (loss) income	(5,522)	(24,416)	12,020	(33,509)	53,599

Other (expense) income:
Interest income	58	89	40	196	249
Interest expense	(666)	(313)	(367)	(1,329)	(1,107)
Foreign currency gain (loss)	10	(154)	(309)	(108)	(278)
Gain/recovery of investment	—	4	360	6,957	867
Other, net	13	189	7	276	101
Other (expense) income, net	(585)	(185)	(269)	5,992	(168)

(Loss) income before income tax	(6,107)	(24,601)	11,751	(27,517)	53,431

Income tax expense (benefit)	5,139	(11,551)	(3,087)	(5,104)	9,589
Net (loss) income	$(11,246)	$(13,050)	$14,838	$(22,413)	$43,842

Per Share Data:
Basic per share net (loss) income	$(0.07)	$(0.08)	$0.09	$(0.14)	$0.27
Diluted per share net (loss) income	$(0.07)	$(0.08)	$0.09	$(0.14)	$0.25

Weighted-average shares outstanding:
Basic	163,838	165,355	164,812	165,143	163,773
Diluted	163,838	165,355	171,027	165,143	173,082

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(% of revenue)

	Three Months Ended			Nine Months Ended
	September 29, 2012	June 30, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	69.3%	74.8%	65.1%	71.6%	61.9%
Gross profit	30.7%	25.2%	34.9%	28.4%	38.1%

Operating expenses:
Research, development and engineering	20.3%	21.4%	16.9%	19.4%	16.6%
Selling, general and administrative	13.1%	15.4%	10.6%	13.3%	11.0%
Litigation expense	—%	2.1%	1.8%	1.3%	2.5%
Total operating expenses	33.4%	38.9%	29.3%	34.0%	30.1%

Operating (loss) income	(2.7)%	(13.7)%	5.6%	(5.6)%	8.0%

Other (expense) income:
Interest income	0.0%	0.0%	0.0%	0.0%	0.1%
Interest expense	(0.3)%	(0.2)%	(0.2)%	(0.2)%	(0.2)%
Foreign currency gain (loss)	0.0%	(0.1)%	(0.1)%	(0.0)%	(0.0)%
Gain/recovery of investment	—%	0.0%	0.2%	1.2%	0.1%
Other, net	0.0%	0.2%	0.0%	0.0%	0.0%
Other (expense) income, net	(0.3)%	(0.1)%	(0.1)%	1.0%	(0.0)%

(Loss) income before income tax	(3.0)%	(13.8)%	5.5%	(4.6)%	8.0%

Income tax expense (benefit)	2.6%	(6.5)%	(1.4)%	(0.8)%	1.4%
Net (loss) income	(5.6)%	(7.3)%	6.9%	(3.8)%	6.6%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(Dollars in thousands, except per share amounts)
	Three Months Ended						Nine Months Ended
	September 29, 2012		June 30, 2012		October 1, 2011		September 29, 2012		October 1, 2011
	(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$61,613	30.7%	$44,938	25.2%	$75,356	34.9%	$169,140	28.4%	$254,892	38.1%
Adjustment for stock based compensation charges	2,549	1.3%	1,823	1.0%	1,906	0.9%	6,477	1.1%	4,710	0.7%
Adjustment for restructuring charges	—	—%	1,763	1.0%	—	—%	1,763	0.3%	—	—%
Adjustment for charges associated with acquisitions	1,185	0.5%	1,126	0.7%	1,079	0.5%	3,405	0.6%	3,224	0.5%
NON-GAAP GROSS PROFIT	$65,347	32.5%	$49,650	27.9%	$78,341	36.3%	180,785	30.4%	262,826	39.3%

GAAP OPERATING EXPENSES	$67,135	33.4%	$69,354	38.9%	$63,336	29.3%	$202,649	34.0%	$201,293	30.1%
Adjustment for stock based compensation charges	(4,815)	(2.4)%	(5,735)	(3.2)%	(4,230)	(1.9)%	(15,142)	(2.5)%	(13,632)	(2.0)%
Adjustment for charges associated with acquisitions	(257)	(0.0)%	714	0.4%	(381)	(0.2)%	256	0.0%	(124)	(0.0)%
NON-GAAP OPERATING EXPENSES	$62,063	31.0%	$64,333	36.1%	$58,725	27.2%	$187,763	31.5%	$187,537	28.1%

GAAP OPERATING (LOSS) INCOME	$(5,522)	(2.7)%	$(24,416)	(13.7)%	$12,020	5.6%	$(33,509)	(5.6)%	$53,599	8.0%
Adjustment for stock based compensation charges	7,364	3.7%	7,558	4.2%	6,136	2.8%	21,619	3.6%	18,342	2.7%
Adjustment for restructuring charges	—	—%	1,763	1.0%	—	—%	1,763	0.3%	—	—%
Adjustment for charges associated with acquisitions	1,442	0.6%	412	0.3%	1,460	0.7%	3,149	0.5%	3,348	0.5%
NON-GAAP OPERATING INCOME (LOSS)	$3,284	1.6%	$(14,683)	(8.2)%	$19,616	9.1%	$(6,978)	(1.2)%	$75,289	11.2%

GAAP NET (LOSS) INCOME	$(11,246)	(5.6)%	$(13,050)	(7.4)%	$14,838	7.0%	$(22,413)	(3.8)%	$43,842	6.6%
Adjustment for stock based compensation charges	7,364	3.7%	7,558	4.2%	6,136	2.8%	21,619	3.6%	18,342	2.7%
Adjustment for restructuring charges	—	0.0%	1,763	1.0%	—	—%	1,763	0.3%	—	—%
Adjustment for gain/recovery of investment	—	0.0%	(4)	(0.0)%	(360)	(0.2)%	(6,957)	(1.2)%	(867)	(0.1)%
Adjustment for non-cash tax expense (benefit)	4,975	2.6%	(11,703)	(6.5)%	(3,093)	(1.5)%	(5,585)	(0.9)%	9,245	1.4%
Adjustment for charges associated with acquisitions	1,442	0.6%	412	0.3%	1,482	0.7%	3,174	0.6%	3,432	0.5%
NON-GAAP NET INCOME (LOSS)	$2,535	1.3%	$(15,024)	(8.4)%	$19,003	8.8%	$(8,399)	(1.4)%	$73,994	11.1%

GAAP DILUTED (LOSS) EARNINGS PER SHARE	$(0.07)		$(0.08)		$0.09		$(0.14)		$0.25

Adjustment for stock based compensation charges	0.04	0.05	0.04	0.13	0.11
Adjustment for restructuring charges	—	0.01	—	0.01	—
Adjustment for gain/recovery of investment	0.00	(0.00)	(0.00)	(0.04)	(0.01)
Adjustment for non-cash tax expense (benefit)	0.04	(0.07)	(0.03)	(0.03)	0.06
Adjustment for charges associated with acquisitions	0.01	0.00	0.01	0.02	0.02
NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE	$0.02	$(0.09)	$0.11	$(0.05)	$0.43

Our earnings release contains forward looking estimates of non-GAAP gross margin and earnings per share for the fourth quarter of 2012. We provide these non-GAAP measures on a prospective basis for the same reasons that we provide them to investors on a historical basis. The following table provides a reconciliation of GAAP gross margin and loss per share to non-GAAP gross margin and earnings per share for the fourth quarter of 2012 based on the mid-point of guidance.

Forward Looking GAAP Gross Margin	28.5%
Adjustment for stock based compensation charges	1.0%
Adjustment for charges associated with acquisitions	0.5%
Forward Looking non-GAAP Gross Margin	30.0%

Forward Looking GAAP Loss per Share	$(0.02)
Adjustment for stock based compensation charges	0.05
Adjustment for non-cash tax expense (benefit)	(0.02)
Adjustment for charges associated with acquisitions	0.01
Forward Looking non-GAAP Earnings per Share	$0.02